EXPLANATORY NOTE

Nico Echo Park, Benefit Corp. has prepared this Amendment No. 2 to the Offering Statement on Form 1-A (“Offering Statement”) solely for the purpose of filing Exhibit 15.3. No changes have been made to the preliminary offering circular constituting Part II of the Offering Statement.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1**	Form of Articles of Amendment and Restatement
2.2**	Form of Amended and Restated Bylaws
4.1**	Form of Subscription Package (included in the Offering Circular as Appendix A and incorporated herein by reference)
6.1**	Form of Amended and Restated Limited Partnership Agreement of Nico Echo Park Operating Partnership, LP
6.2**	Form of Management Agreement between Nico Echo Park, Benefit Corp. and Nico Asset Management LLC
6.3**	Form of Support Agreement between The Neighborhood Investment Company (Nico), Inc. and Nico Asset Management LLC
6.4**	Form of License Agreement between Nico Echo Park, Benefit Corp. and The Neighborhood Investment Company (Nico), Inc.
10.1**	Power of Attorney (included on signature page to the amended offering statement dated March 2, 2020)
11.1**	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2**	Consent of EisnerAmper LLP
12.1**	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified
13.1**	“Testing the waters” materials
15.1**	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.2**	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3*	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)
15.4**	Director Consent of Helen Leung
15.5**	Director Consent of Frederick C. Tuomi
15.6**	Director Consent of Megan A. Marini
*	Filed herewith
**	Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, on March 3, 2020.

NICO ECHO PARK, BENEFIT CORP.

By: NICO ASSET MANAGEMENT LLC, its Manager

By:	/s/ Max Levine

Name:	Max Levine

Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Max Levine	Director, Chief Executive Officer and Treasurer
	Max Levine	(Principal Executive Officer)	March 3, 2020

	*	Director, President and Secretary
	John Chaffetz		March 3, 2020

	*	Interim Chief Financial Officer and Interim Chief Accounting Officer
	Mark Chertok	(Principal Financial Officer and Principal Accounting Officer)	March 3, 2020

* By:	/s/ Max Levine
	Max Levine	Attorney-in-fact	March 3, 2020